UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021

Clearway Energy LLC

(Exact name of registrant as specified in its charter)

Delaware	333-203369	32-0407370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2021, Clearway Energy, Inc., the parent company of Clearway Energy LLC (the “Company”), and Christopher S. Sotos, the Company’s President and Chief Executive Officer, entered into an amendment and restatement (the “Amended and Restated Employment Agreement”) of Mr. Sotos’ employment agreement, dated as of May 6, 2016 (as previously amended, the “Prior Agreement”). The Amended and Restated Employment Agreement amends and restates the Prior Agreement to:

•	reflect Mr. Sotos’ current annual base salary of $629,330;

•	provide that Mr. Sotos is eligible to participate in the Clearway Energy, Inc. Amended and Restated 2013 Equity Incentive Plan (“LTIP”), and that his target LTIP award each year during the employment period will be 250% of his base salary;

•	provide that Mr. Sotos’ employment period under the Amended and Restated Employment Agreement will expire on December 31, 2024, but will automatically renew for additional one-year terms thereafter unless Clearway Energy, Inc. or Mr. Sotos provides the other party timely written notice of such party’s election not to renew (“Non-Renewal Notice”), or the employment period is otherwise terminated;

•	provide that a Non-Renewal Notice delivered by Clearway Energy, Inc. will constitute a termination of Mr. Sotos’ employment without “cause” (as defined in the Amended and Restated Employment Agreement) upon the expiration of the employment period;

•	provide that a Non-Renewal Notice delivered by Mr. Sotos generally will constitute a termination of Mr. Sotos’ employment by reason of voluntary resignation upon the expiration of the employment period;

•	provide that a relocation of Mr. Sotos’ principal place of employment to a location that is more than 50 miles from his current place of employment will constitute an event under which Mr. Sotos may terminate his employment for “good reason” (as defined in the Amended and Restated Employment Agreement); and

•	make certain clarifying changes to the definition of “cause” therein.

The foregoing description of the Amended and Restated Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)             Exhibits

Exhibit No.	Document
10.1	Amended and Restated Employment Agreement, dated September 23, 2021, by and between Clearway Energy, Inc. and Christopher Sotos.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy LLC

	By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Dated: September 23, 2021